THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.              236.

Board of Directors resolution by written consent of all of the Directors pursuant to Article III, Section 11 of the By-Laws:

      BE IT RESOLVED: That the officers of the company are authorized to establish a separate account in connection with certain variable annuity contracts pursuant to the insurance laws of the State of Delaware and the variable contract regulations issued by the Insurance Commissioner of Delaware, such account to be known as The Guardian Separate Account A;

      That such separate account be registered as a unit investment trust under the Investment Company Act of 1940, as amended, and that application be made for such exemptions from that Act as may be desirable;

      That there be filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, registration statements and any amendments thereto relating to the variable annuity contracts which are to be registered pursuant to that Act; and

      That the officers of the company be, and they are, hereby authorized to prepare agreements of custodianship respecting such separate account and take such further action as may be necessary or desirable to implement the foregoing resolutions and as may be appropriate to enable the company to transact the business of issuing and selling such variable annuity contracts.



                                 /s/ George T. Conklin, Jr.
                                 ------------------------------
                                 George T. Conklin, Jr.


                                 /s/ Leo R. Futia
                                 ------------------------------
                                 Leo R. Futia


                                 /s/ John C. Angle
                                 ------------------------------
                                 John C. Angle


                                 /s/ Arthur V. Ferrarra
                                 ------------------------------
                                 Arthur V. Ferrarra


October 30, 1981